Exhibit 99.2

Statera Biopharma Receives Notification Letter from Nasdaq Regarding Form 10-Q Filing

FORT COLLINS, CO., May 23, 2022 /Globe Newswire/ — Statera Biopharma (Nasdaq: STAB) (the “Company”), a biopharmaceutical company creating next-generation immune therapies that focus on immune restoration and homeostasis, today announced the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) on May 18, 2022 indicating that, because the Company was delinquent in filing its quarterly report on Form 10-Q on May 15, 2022 for the first quarter ended March 31, 2022, the Company had not complied with Nasdaq Listing Rule 5250(c)(1) for continued listing.

Statera is searching to identify a new independent registered public accounting firm. The Company will disclose the engagement of the new firm in accordance with SEC rules and regulations once the process has been completed. The Company recently restructured to reduce cash burn and conserve resources. The Company is also working to complete the previously announced transactions with Coeptis Therapeutics, Inc. and Immune Therapeutics, Inc. to out-license certain assets. In addition, the Company has the potential to reinvirogate its pipeline with certain assets from Lay Sciences, Inc. as previously announced.

On April 19, 2022, the Company received notification from Nasdaq that it had failed to comply with Nasdaq Listing Rule 5250(c)(1) because it was delinquent in filing its Annual Report on Form 10-K for the period ending December 31, 2021.   In a subsequent letter dated May 18, 2022 the Company received further notification from Nasdaq that it had failed to comply with Nasdaq Listing Rule 5250(c)(1) because it was delinquent in filing its Quarterly Report on Form 10-Q for the three-month period ending March 31, 2022.

In accordance with Nasdaq’s letters dated April 19, 2022 and May 18, 2022, the Company has until June 20, 2022 to submit a plan to regain compliance with respect to the delinquencies described in this announcement. Any Nasdaq exception to allow the Company to regain compliance, if granted, will be limited to a maximum of 180 calendar days from the due date of the initial delinquent filing of the Company’s 2021 Form 10-K, or October 17, 2022. The Company intends to submit a timely plan.

There can be no assurance that the Company will be able to regain compliance with the Nasdaq listing criteria or will otherwise be in compliance with the Nasdaq listing criteria.

About Statera Biopharma

Statera Biopharma (formerly Cytocom, Inc.) is a clinical-stage biopharmaceutical company developing novel immunotherapies targeting autoimmune, neutropenia/anemia, emerging viruses and cancers based on a proprietary platform designed to rebalance the body’s immune system and restore homeostasis. Statera has one of the largest platforms of toll-like receptor (TLR) agonists in the biopharmaceutical industry with TLR4 and TLR9 antagonists, and the TLR5 agonists, Entolimod and GP532. TLRs are a class of protein that plays a key role in the innate immune system. Statera is developing therapies designed to directly elicit within patients a robust and durable response of antigen-specific killer T-cells and antibodies, thereby activating essential immune defenses against autoimmune, inflammatory, infectious diseases, and cancers. Statera has clinical programs for Crohn’s disease (STAT-201), hematology (Entolimod), pancreatic cancer (STAT-401) and COVID-19 (STAT-205) in addition to potential expansion into fibromyalgia and multiple sclerosis. To learn more about Statera Biopharma, please visit www.staterabiopharma.com.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical fact contained in this press release, including statements regarding the Company’s expected clinical development timeline for the Company’s product candidates, future financial position, business strategy, new products, budgets, liquidity, cash flows, projected costs, regulatory approvals, the impact of any laws or regulations applicable to the company, and plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements on the current expectations about future events held by management. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond the Company’s control. The company’s actual future results may differ materially from those discussed here for various reasons. The Company discusses many of these risks under the heading “Risk Factors” in the proxy statement/prospectus filed with the SEC on June 10, 2021, as updated by the company’s other filings with the SEC. Factors that may cause such differences include, but are not limited to, the outcome of any legal proceedings that have been or may be instituted against the company related to the merger between Cleveland BioLabs and Cytocom; unexpected costs, charges or expenses resulting from the merger; the Company’s need for additional financing to meet the Company’s business objectives; the Company’s history of operating losses; the Company’s ability to successfully develop, obtain regulatory approval for, and commercialize the Company’s products in a timely manner; the Company’s plans to research, develop and commercialize the Company’s product candidates; the Company’s ability to attract collaborators with development, regulatory and commercialization expertise; the Company’s plans and expectations with respect to future clinical trials and commercial scale-up activities; the Company’s reliance on third-party manufacturers of the Company’s product candidates; the size and growth potential of the markets for the Company’s product candidates, and the Company’s ability to serve those markets; the rate and degree of market acceptance of the Company’s product candidates; regulatory requirements and developments in the United States, the European Union and foreign countries; the performance of the Company’s third-party suppliers and manufacturers; the success of competing therapies that are or may become available; the Company’s ability to attract and retain key scientific or management personnel; the Company’s historical reliance on government funding for a significant portion of the Company’s operating costs and expenses; government contracting processes and requirements; the exercise of significant influence over the Company’s company by the Company’s largest individual stockholder; the impact of the novel coronavirus (“COVID-19”) pandemic on the Company’s business, operations and clinical development; the geopolitical relationship between the United States and the Russian Federation as well as general business, legal, financial and other conditions within the Russian Federation; the Company’s ability to obtain and maintain intellectual property protection for the Company’s product candidates; the Company’s potential vulnerability to cybersecurity breaches; and other factors discussed in the Company’s SEC filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the risk factors discussed under the heading “Risk Factors” in the proxy statement/prospectus the company filed in connection with the merger on June 10, 2021.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

Contacts:

Statera Biopharma

Nichol Ochsner

Executive V.P. Investor Relations and Corporate Communications

+1.732.754.2545

nichol.ochsner@staterabiopharma.com

FINN Partners

Glenn Silver

+1.973.818.8198

glenn.silver@finnpartners.com

FINN Partners
David Carey (IR)
+1.212. 867.1768
David.carey@finnpartners.com